UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2023

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On December 14, 2023, LFTD Partners Inc. (“LIFD”) (OTCQB: LIFD), and its wholly owned subsidiary Lifted Liquids, Inc., dba Lifted Made (“Lifted Made”) (together the “Borrower”), jointly borrowed a total of $3,910,000 from Surety Bank, of DeLand, Florida (“Lender”).

The Lender made two five-year loans to the Borrower, as joint borrowers: (1) a working capital loan of $3,000,000 at 9.5% fixed annual interest, and (2) a $910,000 loan at 10% fixed annual interest, the net proceeds of which were used by Lifted Made to pay a portion of the $1,375,000 purchase price of Lifted Made’s main operations building located at 5511 95th Avenue in Kenosha, Wisconsin (“5511 Building”). The two loans are cross collateralized by a first lien mortgage on the 5511 Building, and by a first lien security interest in all of the other assets owned by LIFD and Lifted Made, in favor of Surety Bank.

The following descriptions are not complete and are qualified in their entirety by reference to the respective agreements, copies of which are filed herewith as Exhibits 10.80 through 10.88, respectively, and are incorporated herein by reference.

(a)$3,000,000 Working Capital Loan

Credit Agreement

Pursuant to the Credit Agreement dated as of December 14, 2023 (the “Credit Agreement”), among the Borrower and the Lender, the Lender agreed to loan to the Borrower $3,000,000 (“Working Capital Loan”). The interest rate for the Working Capital Loan is a fixed annual interest rate of 9.5%. The Credit Agreement requires a Promissory Note and Security Agreement. The Credit Agreement requires a prepayment fee if the Working Capital Loan is repaid to the Lender in less than three years, in the amount of 3% of the Working Capital Loan if the loan is repaid in Year-1, 2% of the Working Capital Loan if the Working Capital Loan is repaid in Year-2, and 1% if the Working Capital Loan is repaid in Year-3.

The Credit Agreement is also subject to certain negative covenants in which the Borrower agreed (subject to certain exceptions) not to, among other things:

•Become subject to other liens or encumbrances;

•Change ownership of Lifted Made without the consent of the Lender;

•Enter into a merger, acquisition or divestiture;

•Conduct stock buybacks;

•Serve as a guarantor;

•Wind up, liquidate or dissolve;

•Enter into the purchase, sale, exchange or transfer of property;

•Permit the outstanding principal balance of the Working Capital Loan to exceed 40% of the fair market value of the collateral securing the Working Capital Loan; or

•Directly or indirectly issue, assume or create any additional indebtedness on the collateral.

Promissory Note

Pursuant to the Promissory Note dated as of December 14, 2023 (the “WC Note”), among the Borrower and the Lender, the Lender agreed to loan to the Borrower the Working Capital Loan at a fixed annual interest rate of 9.5%. The WC Note also requires a 5% late fee on outstanding unpaid payments due under the WC Note where payments are not made within 10 days of the due date. The WC Note has cross-default cross-collateralized provisions with the $910,000 Business Loan described below.

Security Agreement

Pursuant to a Security Agreement dated as of December 14, 2023 (“Security Agreement”), the Borrower granted to the Lender a security interest in all the Borrower’s personal property relating to its business to secure the obligations of the Borrower under the Credit Agreement. The collateral that is secured by the

Security Agreement includes all the Borrower’s accounts, general intangibles, inventory, equipment, goods, deposit accounts, contractual rights, fixtures, money, insurance and commercial tort claims.

If an event of default under the Credit Agreement occurs, then the Lender may exercise the Borrower’s rights in the collateral. In that event, the Lender will have all the rights of a secured party with respect to the collateral under the Uniform Commercial Code, including, among other things, the right to sell the collateral at public or private sale.

Collateral Assignment Agreement

Under the Collateral Assignment Agreement dated as of December 14, 2023, between the Borrower and the Lender, the Borrower assigned to the Lender, in connection with the terms of the Credit Agreement, all of Borrower’s “intellectual property”, including but not limited to, all patents, patent rights, trademarks and service marks, works, inventions, copyrights, trade names, software and computer programs, trade secrets, methods, processes, know how, drawings, and specifications. In the event of default under the Credit Agreement or WC Note, or other cross collateralized obligations, the Lender would be entitled to the foregoing intellectual property collateral to the detriment of the Borrower.

Pledge Agreement

Under the Pledge Agreement dated as of December 14, 2023, between the Borrower and the Lender, the Borrower, in connection with the terms of the Credit Agreement, pledges all equity holdings in Lifted Made, Bendistillery, Inc., Bend Spirits, Inc., and Ablis Holding Company. In the event of default under the Credit Agreement or WC Note, or other cross collateralized obligations, the Lender would be entitled to the foregoing equity collateral to the detriment of the Borrower.

(b)$910,000 Loan

Business Loan Agreement

Pursuant to the Business Loan Agreement dated as of December 14, 2023 (the “Loan Agreement”), among the Borrower and the Lender, the Lender agreed to loan $910,000 (the “Business Loan”) to the Borrower. The Business Loan requires that Borrower shall maintain a minimum 1.50x Debt Service Coverage Ratio (DSCR) based on Borrower tax returns. The DSCR shall be tested annually, beginning with the 2023 return. The DSCR shall be calculated as EBIDA (earnings before interest, depreciation, and amortization) divided by contractual annual debt service payments. The Business Loan also requires Borrower to maintain its primary operating accounts with a $1,000,000.00 minimum deposit account balance with the Lender for the life of the Business Loan. The Business Loan also requires a Promissory Note, Mortgage and Assignment of Rents, Leases, and Security Deposits described below.

Promissory Note

Pursuant to the Promissory Note dated as of December 14, 2023 (the “BL Note”), among the Borrower and the Lender, the Lender agreed to loan to the Borrower the Business Loan at a fixed annual interest rate of 10% . The BL Note also requires a 5% late fee on outstanding unpaid payments due under the BL Note. The BL Note requires a mortgage on the 5511 Building, along with a first priority security interest on: all furniture, equipment, inventory, and general intangibles (including but not limited to all software and all payment intangibles); all fixtures; and all attachments, accessions, accessories, fittings, increases, tools, parts, repairs, supplies, and commingled goods.

Mortgage

Pursuant to the Mortgage dated as of December 14, 2023 (the “Mortgage”), among Lifted Made in favor of the Lender, in connection with the terms of the Loan Agreement and BL Note, Lifted Made agreed to a first priority mortgage on the 5511 Building (Parcel Number 08-222-32-410-104). In the event of default under the Loan Agreement or BL Note, or other cross collateralized obligations, the Lender would be entitled to the foregoing equity collateral to the detriment of the Borrower.

Assignment of Rents, Leases, and Security Deposits

Pursuant to the Assignment of Rents, Leases, and Security Deposits dated as of December 14, 2023 (the “Lease Assignment”), among Lifted Made in favor of the Lender, in connection with the terms of the Loan Agreement and BL Note, Lifted Made agreed to assign its rights to leases and income from the 5511 Building to Lender. In the event of default under the Loan Agreement or BL Note, or other cross collateralized obligations, the Lender would be entitled to the foregoing equity collateral to the detriment of the Borrower.

Default under any of the agreements described above could have a highly detrimental, if not catastrophic impact on our company.

Item 2.01. Completion of Acquisition or Disposition of Assets

Toward the end of 2020, our Vice Chairman and Chief Operating Officer Nicholas S. Warrender (“NWarrender”), through his assigned entity 95th Holdings, LLC (“Holdings”), purchased the 5511 Building and then immediately leased it to Lifted Made to conduct our expanded operations. The 5511 Building includes office, laboratory and warehouse space. As part of the lease agreement with Holdings, the parties agreed that our wholly owned subsidiary Lifted Made would eventually purchase the 5511 Building. Pursuant to an agreement with NWarrender on December 30, 2021, the parties agreed to set the purchase price for the 5511 Building at $1,375,000. Pursuant to an Acceleration Agreement effective as of July 1, 2022, the deadline to purchase the 5511 Building was extended to December 31, 2023. We used a portion of the proceeds of the loans described above to purchase the 5511 Building. That transaction closed on December 14, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.80Credit Agreement

Exhibit 10.81Promissory Note ($3,000,000 Loan)

Exhibit 10.82Security Agreement

Exhibit 10.83Collateral Assignment Agreement

Exhibit 10.84Pledge Agreement

Exhibit 10.85Business Loan Agreement

Exhibit 10.86Promissory Note ($910,000 Loan)

Exhibit 10.87Mortgage

Exhibit 10.88Assignment of Rents, Leases, and Security Deposits

Exhibit 99.1 Press Release dated December 19, 2023

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  December 19, 2023